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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 3, 2002
Date of Report (date of earliest event reported)

Commission File Number 000-29367

VantageMed Corporation
(Exact name of Registrant as specified in its charter)

Delaware	68-0383530
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3017 Kilgore Road, Suite 195, Rancho Cordova, California 95670
(916) 638-4744
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

VantageMed Corporation

Index and Cross Reference

PART 1—FINANCIAL INFORMATION

Item 5. Other Events

        Attached hereto as Exhibit 99.1 and incorporated by reference herein is a press release dated May 3, 2002 announcing that VantageMed Corporation had been notified by Nasdaq that the Company does not currently comply with the independent director and audit committee requirements. These rules specify that there must be three independent members. The Company is actively seeking to fill the vacant third independent director position.

        Additionally, VantageMed announced that a hearing has been scheduled for May 17, 2002 with the Nasdaq Listing Qualifications Panel to address this deficiency as well as the deficiencies previously reported in the Company's releases dated March 25, 2002 and April 18, 2002. Pending the outcome of this hearing, VantageMed's securities will continue to be listed on Nasdaq under the ticker symbol, VMDCE. There can be no assurance that the Nasdaq Listing Qualifications Panel hearing VantageMed's appeal will grant our request for continued listing.

        Attached hereto as Exhibit 99.2 and incorporated by reference herein is a press release dated May 6, 2002 announcing that James L. Seiler has resigned from the Company's Board of Directors effective as of May 6, 2002. Mr. Seiler, who has served as the Company's Chairman of the Board since January 2000, is leaving VantageMed's Board in order to pursue other interests and opportunities.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits

          The following exhibit is filed herewith:

    99.1
    Press Release issued by VantageMed Corporation dated May 3, 2002.

    99.2
    Press Release issued by VantageMed Corporation dated May 6, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange act of 1934, VantageMed Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VANTAGEMED CORPORATION
Dated: May 7, 2002	By:	/s/ GREG HILL Greg Hill Chief Financial Officer

EXHIBIT INDEX

99.1
Press Release issued by VantageMed Corporation dated May 3, 2002.

99.2
Press Release issued by VantageMed Corporation dated May 6, 2002.

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PART 1—FINANCIAL INFORMATION
SIGNATURE
EXHIBIT INDEX